Exhibit 3.1

Clean Diesel Technologies, Inc.
A Delaware Corporation

BY-LAWS

As Amended Through November 6, 2008

ARTICLE I

OFFICES

Section 1.1.               Registered Office.  The Corporation's registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2.               Other Offices.  The Corporation may also have offices at such other places within or without the State of Delaware as the Board of
Directors shall determine.

ARTICLE II

STOCKHOLDERS

Section 2.1.               Place of Meeting.  Meetings of stockholders may be held at such places within or without the State of Delaware as the Board of Directors shall determine.

Section 2.2.               Annual and Special Meetings.  Annual meetings of stockholders shall be held at dates, times, and places fixed by the Board of Directors and stated in the notice of meeting to elect Directors and to transact such other business as may properly come before the meeting; provided, however, that the date of each annual meeting shall be within thirteen months subsequent to the date of the Corporation’s last annual meeting of stockholders.

Special meetings of stockholders for any proper purpose or purposes, including the election of Directors, may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive at such date, time and place as the Board of Directors shall determine. If requested in writing by the holders of not less than 25% of the aggregate of the Corporation's then outstanding capital stock specifying the purpose or purposes of the meeting and delivered to the Chairman of the Board, the Chief Executive Officer or the Secretary, special meetings of stockholders shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary. Only such business as is specified in the notice of any special meeting of the stockholders shall come before a special meeting. If a special meeting is properly called by the stockholders, the Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) and not more than one hundred twenty (120) days after the date of receipt of the request. For a special meeting to be properly called by the stockholders, the request in writing for such special meeting shall be adequate as provided in Section 2.12 below.

Section 2.3.               Stockholders List.   The Secretary of the Corporation shall, or shall cause the Corporation's Transfer Agent to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting.  Such list shall be arranged in alphabetical order and shall show each stockholder's address and the number of shares registered in such stockholder's name.  Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting at the principal place of business of the Corporation.  If the meeting is to be held at a place or specific location, then the list shall be produced and kept at the time and place or specific location of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.4.               Notice.  Except as otherwise provided by law, written notice which shall state the place, if any, date and time of the meeting (and, in the case of a special meeting, the purpose thereof) shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days and not more than (60) days before the date on which the meeting is to be held.

Section 2.5.               Organization.  The Chairman of the Board, if there shall be an incumbent Chairman of the Board, or, otherwise the person designated by the Board of Directors (or, in the absence of such designation, the highest ranking officer of the Corporation who is present at the meeting) shall call to order meetings of stockholders and shall act as chairman of such meetings.  The Secretary of the Corporation shall act as secretary of meetings of stockholders.  If the Secretary of the Corporation is absent from the meeting, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.

Section 2.6.               Inspectors of Election.  In advance of any meeting of stockholders, the Chairman of the Board, the Chief Executive Officer, the Secretary or the chairman of the meeting, shall appoint one (1) or more inspectors of election, who may be employed by the Corporation and who, after taking and signing an oath to act as such according to law, shall act at the meeting and make a written report thereof.

Section 2.7.               Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedures to be followed at the meeting, including regulation of the manner of voting and of the conduct of discussion. The chairman or secretary of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 2.8.               Quorum.  At any meeting of stockholders, the holders of record (present in person or by proxy) of one-third of the shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, except as otherwise required by law.  In the absence of a quorum, the chairman or secretary of the meeting may adjourn the meeting in the manner provided in Section 2.9 hereof until a quorum is present.

Section 2.9.               Adjournment.  Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same place or another place.  A determination in accordance with Article V hereof of stockholders of record with respect to a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors shall have authority to fix a new record date for the adjourned meeting.  Notice need not be given of any such adjourned meeting if the date, time, and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, written notice of the date, time, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.10.             Proxies and Voting.  At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy.  Each stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided in these By-Laws or as otherwise required by law.  All voting by stockholders, except on the election of Directors and except as otherwise required by law, may be by voice vote; provided, however, that upon demand therefor by a stockholder (or by his proxy) entitled to vote, a stock vote shall be taken.  Each stock vote shall be taken by written ballots, each of which shall state the name of the stockholder (or proxy) voting.  Each vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.  Elections of Directors shall be determined by a plurality of the votes cast; except as otherwise required by law, all other matters shall be determined by a majority of votes cast.

Section 2.11              Consent of Stockholders in Lieu of Meeting.  Nothing contained in these By-Laws shall be deemed to restrict the power of the stockholders to take any action by means of a consent or consents in writing according to applicable law.

Section 2.12              Proper Business; Stockholder Proposals; Notice Requirements; Nomination of Directors for Election.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be (i) specified in the notice of the meeting given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who gives timely and adequate written notice to the Secretary of the Corporation of such business such stockholder intends to bring before the meeting, was a stockholder of record at the time such stockholder gives such notice and who is entitled to vote at the meeting.

To be timely, such notice must be received by the Secretary not earlier than one hundred fifty (150) and not later than ninety (90) days before the first anniversary of the annual meeting in the preceding year.

To be adequate, such notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting which business shall be a proper matter for stockholder action under the Delaware General Corporation Law, (ii) the reasons for conducting such business at the meeting, (iii) any material interest in such business of the stockholder of record and the beneficial owners, if any, on whose behalf the proposal is made, (iv) the name and address of the stockholder of record and such beneficial stockholders, if any, (v) the class and number of shares owned by the stockholder of record and such beneficial owners, (vi) a representation by such stockholder of record that such stockholder intends to appear at the meeting in person or by proxy to bring the business before the meeting,  and (vii) if such business includes a proposal to amend the Certificate of corporation or the By-Laws of the Corporation, the language of the proposed amendment.

Where the business proposed is the nomination for election or re-election of a Director or Directors at an annual or special meeting, a notice of proposed business intended to be brought before an annual meeting or a request in writing for a special meeting by holders of the proper amount of the Corporation’s capital stock, shall, in order to be adequate, set forth as to each person whom the stockholder or stockholders propose to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupations or employments of the person currently and for the prior five years, (iii) a description of all arrangements or understandings between or among the person or persons proposed as a nominee and the proposing stockholder or stockholders and any other persons including their names, and (iv) a statement signed by the person that such person consents to being named as a nominee, and, if elected, the person intends to serve as a Director.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a Director of the Corporation. Information concerning the proposed nominee need not be included in the proxy statement furnished to stockholders by the Corporation in connection with an annual meeting and nothing in this Section is intended to govern or shall be deemed to affect any rights of stockholders or the Corporation to request or deny inclusion of proposals in a proxy statement issued by the Corporation pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of any class or series of capital stock pursuant to the terms of such capital stock or pursuant to the terms of any contract to which the Corporation shall be a party.

ARTICLE III

DIRECTORS

Section 3.1.               General Powers.  Except as may otherwise be provided by law, the Certificate of corporation or these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all of the powers of the Corpor~~a~~tion.

Section 3.2.               Number, Election, Term, and Removal of Directors.  The number of Directors shall be as determined from time to time by the Board of Directors or by the stockholders.  Each Director shall be elected for a term of one year and until a successor is duly elected or until the Director shall sooner resign, retire, become deceased or be removed by the stockholders. Any Director may be removed by the stockholders with or without cause at any time. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Vacancies and newly created Directorships resulting from an increase in the number of Directors may be filled (for the unexpired term and until a successor Director is elected) by a majority of the Directors then in office (although less than a quorum), by the sole remaining Director, or by the stockholders. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

Section 3.3.               Chairman of the Board.  The Directors may elect one of their members to be Chairman of the Board of Directors.  The Chairman of the Board of Directors shall be subject to the control of, and may be removed with or without cause by, the Board of Directors.  The Chairman of the Board of Directors shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.4.               Board Meetings.  Regular meetings of the Board of Directors shall be held at such dates, times, and places as may from time to time be fixed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any date, time, and place upon the call of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary, if and as directed by one-third of the Directors then in office. Notice of the place, date and time of special meetings shall be given but, unless required by law, the Certificate of Incorporation or these By-Laws, notice of the business to be transacted at, or the purpose of regular or special meetings need not be specified. If notice of a special meeting is given in writing, including by facsimile, e-mail or other electronic means, it must be delivered at least twenty-four (24) hours before the meeting to a Director’s business or residence, and, if such notice is given in person or by telephone, it must be given at least twelve (12) hours before the meeting. Meetings of the Board of Directors may be held without notice immediately after annual meetings of stockholders.

Section 3.5.               Action Without Meeting.  Nothing contained in these By-Laws shall be deemed to restrict the power of the Board of Directors or of any committee of the Board of Directors to take any action without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, including by facsimile or e-mail.

Section 3.6.               Telephonic Meetings.  Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or of any committee of the Board of Directors to participate in meetings of the Board of Directors (or of such committees) by means of conference telephone or other communications equipment by means of which all persons participating in such meeting can hear each other.

Section 3.7.               Quorum; Act of the Board of Directors.  One-half of the total number of Directors shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to another place, date, and time without further notice or waiver.  Except as otherwise provided by law, by the Certificate of Incorporation, by these By-Laws, or by any binding contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 3.8.               Committees of the Board of Directors.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees (including, without limitation, an Executive Committee) to have and to exercise such power and authority as the Board of Directors shall specify, and, in accordance with applicable law or stock exchange rules, may adopt a charter for such committees. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting may (whether or not he, she or they constitute a quorum) unanimously appoint another Director, who is not disqualified by applicable law or stock exchange rules from voting or from acting as a member of such committee, to act at the meeting in place of the absent or disqualified committee member. Each committee may fix procedural rules for meeting and for conducting its business and shall act in accordance therewith, except as otherwise provided in these By-Laws or as otherwise required by law. Notice to committee members of all committee meetings shall be given in the manner provided in Section 3.3 above for notice to Directors of Board Meetings, except that the Chairman of the committee shall be substituted for the Chairman of the Board and the committee shall be substituted for the Board with respect to members of the committee calling a meeting. One-half of the members of each committee shall constitute a quorum (unless the committee shall consist of one member, in which event one member shall constitute a quorum). A quorum being present, all matters shall be determined by a majority vote of the committee members present at a committee meeting

Section 3.9.               Minutes of Meetings of Committees.  Each committee of the Board of Directors shall keep minutes of its meetings and shall report the same when and as required by the Board of Directors.

Section 3.10.             Compensation of Directors.  Pursuant to resolution of the Board of Directors, Directors may be paid their expenses of attendance at meetings of the Board of Directors and may also be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary or annual retainer, and stock options or other equity awards, or any combination of the foregoing, for service as a Director.  Pursuant to resolution of the Board of Directors, members of committees of the Board of Directors may also be allowed similar compensation for service as a Committee member as provided above for service as a Director. No payment referred to in this Section 3.9 shall preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.1.               General.  The Corporation's officers shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (which may include one or more Assistant Secretaries and Assistant Treasurers) with such titles and duties as the Board of Directors shall determine.  Any number of offices may be held by the same person.  Each officer shall be elected by the Board of Directors, shall be subject to supervision and direction by the Board of Directors, shall serve at the pleasure of the Board of Directors, and shall hold office for the term prescribed by the Board of Directors.  The salaries of all officers shall be fixed by the Board of Directors.  The authority, duties, or responsibilities of any officer may be suspended by the Board of Directors with or without cause.  Any officer may be removed at any time by the Board of Directors with or without cause.

Section 4.2.               The Chief Executive Officer.  The Chief Executive Officer shall be the Corporation's chief executive officer.  Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chief Executive Officer shall have responsibility for general management and control of the Corporation's affairs and business and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors.  The Chief Executive Officer shall have power to sign all stock certificates, contracts, and other authorized instruments of the Corporation.  The Chief Executive Officer shall have general supervision and direction of the Corporation's other officers and agents.

Section 4.3.               The President.   The President shall be responsible forthe day to day operations of the Corporation as may be delegated to the President by the Chief Executive Officer from time to time and, if the Chief Executive Officer shall be absent or unable to act, the President shall act in the stead of the Chief Executive Officer.

Section 4.4                The Chief Financial Officer.  The Chief Financial Officer shall be responsible for the financial affairs of the Corporation as may be delegated to the Chief Financial Officer by the Chief Executive Officer and, if the Chief Financial Officer shall be absent or unable to act, the Board of Directors shall promptly elect a permanent or temporary Chief Financial Officer.

Section 4.5.               The Vice Presidents.  In the President's absence (or in the event of his or her inability or refusal to act), the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected), shall perform all duties of the President.  When so acting, such Vice President shall have all powers of, and be subject to all restrictions upon, the President.  The Vice President(s) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe.

Section 4.6.               The Secretary; Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders, and shall record the proceedings of such meetings in a book or books to be kept for that purpose.  If so directed by the Board of Directors, the Secretary shall perform similar duties with respect to meetings of committees of the Board of Directors.  The Secretary shall give (or cause to be given) notice of all meetings of stockholders and of all special meetings of the board of Directors.  The Secretary shall have custody of the Corporation's seal and he (or any Assistant Secretary) shall have authority to affix such seal to any appropriate instrument.  When so affixed, such seal may be attested by the Secretary's (or such Assistant Secretary's) signature.  The Board of Directors may give general authority to any other officer to affix the Corporation's seal and to attest such affixation by such other officer's signature.  In the Secretary's absence (or in the event of his inability or refusal to act), the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Secretary.  The Secretary and the Assistant Secretary (or Assistant Secretaries) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

Section 4.6.               The Treasurer; Assistant Treasurers.  The Treasurer shall have custody of the Corporation's monies and securities, shall keep regular books of account, and shall deposit all of the Corporation's monies and other valuable effects in the name of (and to the credit of) the Corporation in one or more depositories designated by the Board of Directors.  The Treasurer shall disburse the Corporation's funds as directed by the Board of Directors and shall take vouchers for such disbursements.  The Treasurer shall render to the Board of Directors at its regular meetings (or when otherwise directed by the Board of Directors) an account of his transactions as Treasurer and of the Corporation's financial condition.  In the absence of the Treasurer (or in the event of his inability or refusal to act), the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Treasurer.  The Treasurer and the Assistant Treasurer (or Assistant Treasurers) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

Section 4.7.               Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these By-Laws.

Section 4.8.               Facsimile Signatures of Officers.  Facsimile or electronic signatures of any officer may be used whenever authorized by these By-Laws or by the Board of Directors.

Section 4.9.               Action with Respect to Securities of Other Entities.  Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer, the President or Secretary (or any other officer designated by the Chief Executive Officer to act in their stead) shall have power and authority on the Corporation's behalf to attend (and to act and vote at) meetings of holders of securities of any entity in which the Corporation shall own or hold securities.  At such meetings, the Chief Executive Officer, the President, Secretary or Chief Executive Officer's designee, as the case may be, shall possess (and may exercise) all rights and powers incident to the ownership or holding of such securities which the Corporation might have possessed and exercised.  The Chief Executive Officer, the President, the Secretary or the Chief Executive Officer's designee may execute and deliver on the Corporation's behalf powers of attorney, proxies, consents, waivers, and other instruments relating to the securities owned or held by the Corporation.

ARTICLE V

CAPITAL STOCK

Section 5.1.               Stock Certificates.  Certificates for shares of the Corporation's capital stock shall be in such form as shall be permitted by law and approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors if one shall be incumbent) or the Chief Executive Officer or the President or the Chief Financial Officer or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, references and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

Section 5.2.               Transfer of Shares.  Shares of the Corporation's capital stock may be transferred on the Corporation's books or on the books of the Corporation’s transfer agent only by the holder of such shares (or by such holder's authorized attorney) upon surrender to the Corporation or to the Corporation's transfer agent of the properly endorsed certificate(s) representing such shares.

Section 5.3.               Lost, Stolen, or Destroyed Certificates.  The Board of Directors (or the Corporation's transfer agent) may authorize the issuance of a new share certificate to replace any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed.  The Board of Directors, as a condition to such issuance, may require that the owner of such lost, stolen, or destroyed certificate, or his legal representative, (i) submit to the Corporation an affidavit stating that such certificate has been lost, stolen, or destroyed, (ii) advertise the same in such manner as the Board of Directors shall require, and/or (iii) give the Corporation a bond in such sum as the Board of Directors shall require to indemnify the Corporation against any claim that may be made against the Corporation in respect of the certificate alleged to have been lost, stolen, destroyed or the certificate to be issued.

Section 5.4.               Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.

If no record date is fixed:

(1)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to a vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(2)  The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer of agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(3)  The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(4)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.5.               Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation's books as the owner of shares of capital stock to receive dividends on such shares and to vote as owner of such shares.  The Corporation need not recognize any claim to (or interest in) such shares by any other person, whether or not the Corporation shall have notice thereof, except as otherwise required by law.

Section 5.6.               Regulations.  The Board of Directors shall have power and authority to make all rules and regulations which it deems expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing the Corporation's capital stock.

Section 5.7.               United Kingdom Stock Exchanges.   In connection with the trading of Shares of the Company's capital stock on exchanges or facilities in the United Kingdom, the officers, agents and other persons acting on behalf of the Company shall be guided by the regulations set forth on Schedule A to these By-Laws.

Section 5.8                Direct Registration.   Notwithstanding any other provision in these By-Laws, the Directors may resolve to adopt a system of issuance, recordation and transfer of its shares of capital stock by electronic or other means not involving any issue of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements with respect to certificates, and as may be required by or is in accord with applicable securities laws or stock exchange listing rules. Any Direct Registration under this Direct Registration System as adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1.               Checks, etc.  All checks, other drafts, and notes of the Corporation shall be signed by such persons as the Board of Directors shall designate.  Any persons designated by the Board of Directors to sign checks, other drafts and notes of the Corporation are authorized in accordance with such designation to open and use such accounts with such banks or trust companies as may from time to time be required for the purposes of the Corporation, all in accordance with such resolutions or authority limitations or regulations as the Board of Directors may adopt from time to time.

Section 6.2.               Contracts.  All contracts, agreements, indentures or other written commitments intended to bind the Corporation shall be signed by an officer or officers in accordance with such resolutions or authority limitations or regulations as the Board of Directors may adopt from time to time.

Section 6.3.               Pro-Forma Banking and Qualification Resolutions.  Resolutions from time to time necessary or appropriate for the opening or maintenance by the Corporation of any account with any bank, trust company, or broker-dealer or for the qualification of the Corporation to do business under the laws of any state shall be effective and shall be adopted in the exact words of such pro-forma resolution as of the date of certification thereof so long as such resolutions shall be certified by the Secretary or an Assistant Secretary of the Corporation and filed with the permanent records of the resolutions of the Directors of the Corporation.

Section 6.4.               Fiscal Year.  The Corporation's fiscal year shall be the twelve calendar months ending December 31 in each year unless otherwise fixed by the Board of Directors.

Section 6.5.               Corporate Seal.  The Corporation's corporate seal shall have inscribed thereon the Corporation's name, the year of its corporation, and the words "Corporate Seal" and "Delaware".

Section 6.6.               Notices.  Whenever any law, the Certificate of Incorporation, or these By-Laws requires that notice be given to any Director, officer, or stockholder, such notice may be given personally, which shall include by telephone, or in writing by mail, addressed to such Director, officer, or stockholder at his address which appears on the Corporation's records.  Any notice given by mail shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid.  Notice to Directors or officers may be given personally, including by telephone, or, in writing, including by facsimile or by e-mail or other electronic means addressed to such Director or officer at his address which appears on the Corporation's records, in which case notice shall be deemed to have been given when made or delivered for transmission.

Section 6.7.               Time Periods.  Whenever these By-Laws require that an act be done or not be done a specified number of days prior to or after the occurrence of any event (or require that an act be done or not be done within a period of days prior to or after the occurrence of an event), calendar days shall be used, with the day of the doing of such act excluded and the day of the occurrence of such event included.

ARTICLE VII

AMENDMENTS

The holders of shares of capital stock entitled at the time to vote for the election of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of such shares.  Except as otherwise provided by law, the Board of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of the entire Board of Directors.  Any by-law adopted by the Board of Directors, however, may be amended or repealed by vote of the holders of a majority of the shares of capital stock entitled at the time to vote for the election of Directors.

Schedule A to the By-Laws of Clean Diesel Technologies, Inc.

(a) In the event that the Company receives a Transfer Form in relation to any shares in respect of which a valid Stock Deposit Transaction has been entered into the CREST system, the officers of the Company are authorized to interpret, and are authorized to instruct any transfer agent of the Company to interpret, such a  Transfer Form as an instruction to transfer the shares which are the subject of the Transfer Form not to the transferee named in the Transfer Form, but rather to the Depository, who shall, in accordance with the Deed Poll, interpret such a transfer as an instruction to issue an equivalent number of CDTI Depository Interests to the transferee specified in the Transfer Form;

(b) In the event that the Company receives a Demat Form in relation to any shares in respect of which a valid Stock Deposit Transaction has been entered into the CREST system, the officers of the Company are authorized to interpret, and are authorized to instruct any transfer agent of the Company to interpret, such a Demat Form as an instruction to transfer the shares which are the subject of the Demat Form to the Depository, who shall, in accordance with the Deed Poll, interpret such a transfer as an instruction to issue an equivalent number of CDTI Depository Interests to the holder(s) of shares named in the Demat Form;

(c) In the event that the Depository receives a Stock Withdrawal Instruction in relation to any CDTI Depository Interests and the Depository, by virtue of the Deed Poll, treats such stock withdrawal instruction as an instruction (without the need for any further transfer documentation to be issued) to cancel the relevant Depository Interests, the officers of the Company are authorized to interpret and are authorized to instruct any transfer agent of the Company to interpret such an instruction as an instruction to transfer the shares, to which such CDTI Depository Interests relate, to the transferee (if any) named in the Stock Withdrawal Instruction or, if no transferee is named, to the person by whom the relevant CDTI Depository Interests were held immediately prior to their cancellation; provided, in each case, that any such officer, agent or other person shall reasonably believe that the transaction so effectuated accurately reflects the intent of the holder of such securities (or beneficial interests of depository interests therein).

(d) For purposes of this Schedule A, the terms identified below shall have the meaning set forth opposite each respective term.

CDTI Depository Interests
depository interests of a particular series issued in uncertificated form from time to time by the Depository on the terms and conditions of the Deed Poll and in accordance with the Regulations (as defined in the Deed Poll), title to which is evidenced by entry on the Clean Diesel Depository Interest Register (as defined in the Deed Poll) and which represent a particular class of Company securities.

CREST member
a person who has been admitted by CRESTCo Limited or such other person, who is for the time being the Operator of the CREST system for the purposes of the Regulations (as defined in the Deed Poll), as a system member.

CREST system
the systems and procedures relating to the two CREST Applications Hosts (core processors) at two physically remote locations; the leased line communications between the two Applications Hosts and the System Controller's room at CRESTCo offices; the CREST Courier & Sorting Service; and the System Controller's room at CRESTCo offices.

Demat Form
the CREST Dematerialization Request Form, in use from time to time within the CREST system for conversion of a certificated unit of a participating security held by a CREST member into uncertificated form, which has been completed with a specified number of Company securities and executed by or on behalf of the holder of such Company securities.

Deed Poll	that certain deed poll made by the Depository on January 29, 2002 in relation to the constitution and issue of CDTI Depository Interests by the Depository.

Depository	Capita IRG Trustees Limited and any successor depository appointed from time to time in accordance with the Deed Poll.

Stock Deposit Transaction
a properly authenticated dematerialized instruction in respect of a transaction which enables a shareholder to change the form in which securities are held from certificated to uncertificated, either as a result of a transfer from a certificated investor to a CREST member or as a result of a member dematerializing part of his own certificated holding.

Stock Withdrawal Transaction
a properly authenticated instruction in respect of a transaction which enables a CREST member to change the form in which securities are held from uncertificated to certificated, either as a result of a transfer to an investor who is to hold the securities in certificated form or as a result of recertificating part of his own uncertificated holding.

Transfer Form
the CREST Transfer Form, in use from time to time within the CREST system for a transfer of a certificated unit of a participating security to a CREST member to be held by that CREST member in uncertificated form, which has been completed with a specified number of Company securities and executed by or on behalf of the holder of such Company securities.